SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 16, 2004

Corrpro Companies, Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-12282	34-1422570

State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1090 Enterprise Drive, Medina, Ohio	44256

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(330) 723-5082

Item 12. Results of Operations and Financial Condition.

On August 16, 2004, Corrpro Companies, Inc. (the “Company”) issued a press release announcing its financial results for the first quarter and the three months ended June 30, 2004. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. The information in this Form 8-K and attached press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORRPRO COMPANIES, INC.
Date: August 19, 2004	By: /s/ Robert M. Mayer Robert M. Mayer Senior Vice President and Chief Financial Officer

Exhibit Index

(99.1) Press Release, dated August 16, 2004, issued by the Company.